CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 19, 2014, relating to the financial statements and financial highlights which appear in the September 30, 2014 Annual Report to Shareholders of ICON Consumer Discretionary Fund, ICON Consumer Staples Fund, ICON Energy Fund, ICON Financial Fund, ICON Healthcare Fund, ICON Industrials Fund, ICON Information Technology Fund, ICON Materials Fund and ICON Utilities Fund (collectively the “Sector Funds”), ICON Bond Fund, ICON Equity Income Fund, ICON Fund, ICON Long/Short Fund, ICON Opportunities Fund and ICON Risk-Managed Balanced Fund (collectively, the “Diversified Funds”), and ICON Emerging Markets Fund and ICON International Equity Fund (collectively the “International Funds”) (seventeen of the portfolios constituting ICON Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
Denver, Colorado
January 22, 2015